THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES (AS DEFINED BELOW) OR THE ASSOCIATED RIGHTS (AS DEFINED BELOW). THE OFFER (AS DEFINED BELOW) IS MADE SOLELY BY THE OFFER TO PURCHASE DATED AUGUST 27, 1999 AND THE RELATED LETTER OF TRANSMITTAL (AND ANY AMENDMENTS THERETO) AND IS BEING MADE TO ALL HOLDERS OF SHARES AND THE ASSOCIATED RIGHTS. THE PURCHASER (AS DEFINED BELOW) IS NOT AWARE OF ANY STATE WHERE THE MAKING OF THE OFFER IS PROHIBITED BY ADMINISTRATIVE OR JUDICIAL ACTION PURSUANT TO ANY VALID STATE STATUTE. IF THE PURCHASER BECOMES AWARE OF ANY STATE WHERE THE MAKING OF THE OFFER IS PROHIBITED, THE PURCHASER WILL MAKE A GOOD FAITH EFFORT TO COMPLY WITH ANY SUCH STATUTE. IF, AFTER SUCH GOOD FAITH EFFORT, THE PURCHASER CANNOT COMPLY WITH ANY SUCH STATUTE, THE OFFER WILL NOT BE MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) THE HOLDERS OF SHARES AND THE ASSOCIATED RIGHTS IN SUCH STATE. IN THOSE JURISDICTIONS WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE PURCHASER BY SALOMON SMITH BARNEY INC., THE DEALER MANAGER, OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTIONS. UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES TO "SHARES" SHALL BE DEEMED TO REFER ALSO TO THE ASSOCIATED RIGHTS, ALL REFERENCES TO THE RIGHTS SHALL BE DEEMED TO INCLUDE ALL BENEFITS THAT MAY INURE TO STOCKHOLDERS OF THE COMPANY (AS DEFINED BELOW) OR TO THE HOLDERS OF THE RIGHTS PURSUANT TO THE RIGHTS AGREEMENT (AS DEFINED BELOW).

                      NOTICE OF OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                          OMNIQUIP INTERNATIONAL, INC.

                                       AT

                              $21.00 NET PER SHARE

                                       BY

                           TELESCOPE ACQUISITION INC.,

                          A WHOLLY OWNED SUBSIDIARY OF
                                  TEXTRON INC.

            Telescope Acquisition Inc., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Textron Inc., a Delaware corporation (the "Parent"), hereby offers to purchase for cash all of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of OmniQuip International, Inc., a Delaware corporation (the "Company"), and the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of August 21, 1998, as amended (as so amended, the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent, at a purchase price of $21.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 27, 1999 (the "Offer to Purchase") and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer").

--------------------------------------------------------------------------------
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 24, 1999, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

            THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER A MAJORITY OF SHARES OF COMMON STOCK OF OMNIQUIP INTERNATIONAL, INC. (DETERMINED ON A FULLY-DILUTED BASIS) THEN OUTSTANDING (THE "MINIMUM CONDITION") AND (2) THE EXPIRATION OR TERMINATION OF ANY WAITING PERIODS UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED.

            The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of August 21, 1999 (as amended from time to time, the "Merger Agreement"), among the Parent, the Purchaser and the Company. The Merger Agreement provides, among other things, for the making of the Offer by the Purchaser, and further provides that, following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement and the Delaware General Corporation Law ("DGCL"), the Purchaser will be merged with and into the Company (the "Merger"). The purpose of the Offer is to acquire control of, and the entire equity interest in, the Company. Following the consummation of the Offer and after satisfaction or waiver of all conditions to the Merger set forth in the Merger Agreement, the Purchaser intends to acquire the remaining equity interest in the Company not acquired by the Offer by consummating the Merger. At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than (1) any Shares held by Parent, the Purchaser, any wholly-owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly-owned subsidiary of the Company, which Shares, by virtue of the Merger, shall be cancelled and shall cease to exist with no payment being made with respect thereto, and (2) Shares, if any, held by stockholders who have not voted in favor of the Merger Agreement or consented thereto in writing and have timely delivered to the Company demand for appraisal of such Shares in accordance with the DGCL) will, by virtue of the Merger and without any action on the part of the holders be cancelled, extinguished and converted into the right to receive $21.00 in cash payable to the holder thereof, and without interest, upon surrender of the certificate formerly representing such Share. The Merger Agreement is more fully described in Section 11 of the Offer to Purchase.

            THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING EACH OF THE OFFER AND THE MERGER, ARE FAIR TO, AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF, THE COMPANY AND RECOMMENDS THAT ALL STOCKHOLDERS ACCEPT THE OFFER AND TENDER ALL OF THEIR SHARES AND THE ASSOCIATED RIGHTS TO THE PURCHASER.

            For purposes of the Offer, the Purchaser will be deemed to have accepted for payment (and thereby purchased) Shares validly tendered and not properly withdrawn as, if and when the Purchaser gives oral or written notice to Citibank, N.A. (the "Depositary") of the Purchaser's acceptance for payment of such Shares pursuant to the Offer. Upon the terms and subject to the conditions of the

Offer, payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for tendering stockholders for the purpose of receiving payments from the Purchaser and transmitting such payments to stockholders whose Shares have been accepted for payment. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE FOR SHARES BE PAID, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT. In all cases, payment for Shares and associated Rights tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates representing such Shares (the "Share Certificates") or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at the Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) if a Distribution Date (as defined in the Rights Agreement) shall have occurred, Certificates representing such Rights (the "Rights Certificates") or timely confirmations of a book-entry transfer of such Rights into the Depositary's account at the Book-Entry Transfer Facility pursuant to procedures set forth in
Section 3 of the Offer to Purchase, (iii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase) in connection with a book-entry transfer, and (iv) any other documents required by the Letter of Transmittal.

            Subject to the provisions of the Merger Agreement and the applicable rules and regulations of the Securities and Exchange Commission (the "Commission"), the Purchaser reserves the right, in its sole discretion, to waive any or all conditions to the Offer (other than the Minimum Condition) and to make any other changes in the terms and conditions to the Offer. Subject to the provisions of the Merger Agreement and the applicable rules and regulations of the Commission, if by the Expiration Date any or all of such Offer conditions have not been satisfied, the Purchaser reserves the right (but shall not be obligated) to (i) terminate the Offer and return all tendered Shares to tendering stockholders, (ii) waive such unsatisfied conditions (other than the Minimum Condition) and purchase all Shares validly tendered or (iii) extend the Offer and, subject to the terms of the Offer (including the rights of stockholders to withdraw their Shares), retain the Shares which have been tendered, until the termination of the Offer, as extended.

            Subject to the applicable rules and regulations of the Commission and the terms of the Merger Agreement, the Purchaser expressly reserves the right, in its sole discretion, at any time and from time to time, and regardless of whether or not any of the events set forth in Section 15 of the Offer to Purchase shall have occurred or shall have been determined by the Purchaser to have occurred, to (i) extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, any Shares, by giving oral or written notice of such extension to the Depositary and (ii) amend the Offer in any respect by giving oral or written notice of such amendment to the Depositary.

            Any extension, delay, termination, waiver or amendment will be followed as promptly as practicable by public announcement thereof to be made no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Shares previously tendered and not properly withdrawn will remain subject to the Offer, subject to the rights of a tendering stockholder to withdraw such stockholder's Shares.

            The term "Expiration Date" means 12:00 Midnight, New York City time, on Friday, September 24, 1999, unless and until the Purchaser, in its discretion (but subject to the terms and conditions of the Merger Agreement), shall have extended the period during which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date at which the Offer, as so extended by the Purchaser, shall expire.

            Tenders of Shares made pursuant to the Offer are irrevocable, except that Shares tendered pursuant to the Offer may be withdrawn at any time on or prior to the Expiration Date and, unless theretofore accepted for payment by the Purchaser pursuant to the Offer, may also be withdrawn at any time after October 25, 1999. For a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the back cover of the Offer to Purchase. Any notice of withdrawal must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder, if different from that of the person who tendered such Shares. If Share Certificates (and, if a Distribution Date shall have occurred, Rights Certificates) to be withdrawn have been delivered or otherwise identified to the Depositary, then prior to the physical release of such certificates, the name of the registered holder (if different from the tendering stockholder) and the serial numbers shown on such certificates must be submitted to the Depositary and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution (as defined in Section 3 of the Offer to Purchase) unless such Shares have been tendered for the account of an Eligible Institution. If Shares have been tendered pursuant to the procedure for book-entry transfer as set forth in Section 3 of the Offer to Purchase, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares, in which case a notice of withdrawal will be effective if delivered to the Depositary by any method of delivery described in the second sentence of this paragraph. All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Purchaser, in its sole discretion, whose determination will be final and binding. None of the Purchaser, the Parent, any of their affiliates, successors or assigns, the Dealer Manager, the Depositary, the Information Agent or any person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification. Withdrawal of Shares and Rights may not be rescinded. Any Shares properly withdrawn will thereafter be deemed not to have been validly tender for purposes of the Offer. However, withdrawn Shares and Rights may be re-tendered at any time prior to the Expiration Date by following one of the procedures described in Section 3 of the Offer to Purchase.

            The information required to be disclosed by Rule 14d-6(e)(1)(vii) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, is contained in the Offer to Purchase and is incorporated herein by reference.

            The Company has provided the Purchaser with the Company's stockholder list and security position listings for the purpose of disseminating the Offer to holders of Shares. The Offer to Purchase and the related Letter of Transmittal and other relevant materials will be mailed by the Purchaser to record holders of Shares and furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the stockholder list or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Shares.

        THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

            Questions and requests for assistance may be directed to the Dealer Manager or the Information Agent as set forth below. Requests for copies of the Offer to Purchase and the related Letter of Transmittal and all other tender offer materials may be directed to the Information Agent or the above-described brokers, dealers, commercial banks and trust companies, and copies will be furnished promptly at the Purchaser's expense. The Purchaser will not pay any fees or commissions to any broker or dealer or any other person (other than the Dealer Manager and the Information Agent) for soliciting tenders of Shares pursuant to the Offer.



                     The Information Agent for the Offer is:

                              D.F. KING & CO., INC.
                                 77 Water Street
                            New York, New York 10005
                 Banks and Brokers Call Collect: (212) 269-5550
                    All Others Call Toll Free: (800) 848-2998


                      The Dealer Manager for the Offer is:

                              SALOMON SMITH BARNEY
                              388 Greenwich Street
                            New York, New York 10013
                          Call Toll-Free (800) 772-7865

August 27, 1999